Exhibit 10.1

Principal Amount: $2,472,000.00	Issue Date: June 28, 2024
Actual Amount of Purchase Price: $1,854,000.00
Original Issue Discount: $618,000.00

ORIGINAL ISSUE DISCOUNT PROMISSORY NOTE

FOR VALUE RECEIVED, 1847 Cabinets Inc., a Delaware corporation (“1847 Cabinets”), High Mountain Door & Trim Inc., a corporation organized under the laws of the State of Nevada, Sierra Homes LLC, a limited liability company organized under the laws of the State of Nevada, and Kyle’s Custom Wood Shop, Inc. a corporation organized under the laws of the State of Idaho (collectively referred to hereinafter as the “Borrower” or the “Company”) hereby promises to pay to the order of BREADCRUMBS CAPITAL LLC, a Delaware Limited Liability Company, or registered assigns (the “Holder”), in the form of lawful money of the United States of America, the principal sum of up to $2,472,000.00, or so much as has been advanced in one or more tranches plus the OID (defined below) as applicable (subject to adjustment herein) (the “Principal Amount”) and to pay interest on the Principal Amount hereof on a monthly basis or upon acceleration or otherwise, as set forth herein (or as may be amended, extended, renewed and refinanced, collectively, this “Note”), accruing at the rate, which shall reset daily, equal to the greater of (i) the Prime Rate plus eight percent (8%) per annum, or (ii) fourteen percent (14%) per annum (the “Interest Rate”). The “Prime Rate” shall mean that variable rate of interest published from time to time by the Wall Street Journal as the prime rate of interest. In no event shall the Interest Rate exceed the maximum rate allowed by law; any interest payment which would for any reason be unlawful under applicable law shall be applied to the Principal Amount.

This Note may not be prepaid or repaid in whole or in part except as otherwise explicitly set forth herein.

The consideration to the Borrower for this Note is one million five hundred thousand Dollars ($1,854,000.00)) (the “Consideration”) to be paid in one or more tranches (each, a “Tranche”). The first Tranche shall consist of a payment by Holder to Borrower on the Issue Date of no less than five hundred thousand Dollars ($500,000), from which the Holder shall retain twenty-five thousand Dollars ($25,000) to cover its legal fees. The remainder of the Tranches shall be distributed at Holder’s sole discretion.

The maturity date (“Maturity Date”) for each Tranche shall be at the end of the period that begins from the date each Tranche is advanced and ends three (3) months thereafter (such periods each referred to herein as a “Tranche Term”). Notwithstanding the foregoing, the Maturity Date for this Note, and all Tranches advanced hereunder, shall be no later than the date upon which the receives payment on the assigned receivables.

Any amount of principal, interest, other amounts due hereunder or penalties on this Note, which is not paid by the due date as specified herein, shall bear interest at the lesser of the rate of thirty six percent (36%) per annum or the maximum legal amount permitted by law (“Default Interest Rate”), from the due date thereof until the same is paid in full, including following the entry of a judgment in favor of Holder (“Default Interest”).

All payments due hereunder (to the extent not converted into shares of common stock, $0.001 par value per share, of the Borrower (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day.

This Note carries an original issue discount of up to five hundred thousand Dollars ($500,000) (the “OID”), to cover the Holder’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of this Note. Thus, the purchase price of this Note shall be two million Dollars ($2,000,000), computed as follows: the Principal Amount minus the OID. The OID shall be earned upon each Tranche on a pro rata basis of their proportion of the total Consideration. For example, upon the advance of the first Tranche, two hundred sixteen thousand six hundred sixty- six and 67/100 Dollars ($216,666.67) shall be added to the principal amount of the outstanding Note in addition to the amount advanced, and the total amount owed, or the total principal amount, shall be eight hundred sixty six thousand six hundred sixty six and 67/100 Dollars ($866,666.67).

It is further acknowledged and agreed that the Principal Amount owed by Borrower under this Note shall be increased by the amount of all reasonable expenses incurred by the Holder in connection with the collection of amounts due, or enforcement of any terms pursuant to, this Note. All such expenses shall be deemed added to the Principal Amount hereunder to the extent such expenses are paid or incurred by the Holder.

Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Security Agreement, dated as of the Issue Date, by and between the Borrower and the Holder, pursuant to which this Note was originally issued (the “Security Agreement”). As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall also apply to this Note:

ARTICLE I. INTENTIONALLY OMITTED

ARTICLE II. RANKING AND CERTAIN COVENANTS

2.1 Ranking and Security. This Note shall have priority over all unsecured indebtedness of the Borrower. As a condition precedent to the Holder advancing funds to the Borrower hereunder, the Borrower shall assign specific accounts receivable to the Holder, and Borrower hereby agrees to remit payments received on such assigned receivables directly to Lender and shall provide viewer account access on all of Borrower’s bank accounts to a designee of Lender’s choosing. The obligations of the Borrower under this Note are secured pursuant to the terms of the Security Agreement (collectively with the Note, and other related ancillary documents and agreements executed in connection thereto, the “Transaction Documents”).

2.2 Other Indebtedness. So long as the Borrower shall have any obligation under this Note, the Borrower shall not (directly or indirectly through any Subsidiary or affiliate) incur or suffer to exist or guarantee any unsecured indebtedness that is senior to or pari passu with (in priority of payment and performance) the Borrower’s obligations hereunder.

2.3 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

2.4 Restriction on Stock Repurchases and Debt Repayments. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares, or repay any pari passu or subordinated indebtedness of the Borrower.

2.5 Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent by the Holder to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.6 Advances and Loans; Affiliate Transactions. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, lend money, give credit, make advances to or enter into any transaction with any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the Issue Date and which the Borrower has informed Holder in writing prior to the Issue Date, (b) in regard to transactions with unaffiliated third parties, made in the ordinary course of business or (c) in regard to transactions with unaffiliated third parties, not in excess of $100,000. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, repay any affiliate (as defined in Rule 144) of the Borrower in connection with any indebtedness or accrued amounts owed to any such party.

2.7 Intentionally Omitted.

2.8 Preservation of Business and Existence, etc. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, (a) change the nature of its business; (b) sell, divest, change the structure of any material assets other than in the ordinary course of business; or

(c) enter into any merchant cash advance transactions other than the ones exist as of the date of this Agreement. Outstanding merchant cash advance transactions will not be refinanced. In addition, so long as the Borrower shall have any obligation under this Note, the Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries (other than dormant Subsidiaries that have no or minimum assets) to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

2.9 Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate or Articles of Formation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder.

2.10 Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note.

2.11 Use of Proceeds. Borrower agrees to use the proceeds of this Note solely for the general working capital of 1847 Cabinets and the subsidiaries of 1847 Cabinets. Funds that are advanced hereunder, that are intended to be used to pay outstanding accounts payables of 1847 Cabinets or its subsidiaries, will be funded by the Holder directly to the payees of such accounts payables based on information provided by the Borrower on a flow of funds memorandum.

2.12 Transfers to Parent Company Prohibited. So long as a balance remains due on this Note, 1847 Cabinets shall be prohibited from making any distributions to 1847 HOLDINGS LLC, a Delaware limited liability company (Trading Symbol: EFSH) (“EFSH”) and any such distribution shall be deemed an event of default under this Note.

2.13 Intentionally Omitted.

2.14 Intentionally Omitted.

2.15 Terms of Future Financings. So long as any balance under this Note is outstanding, upon any issuance of (or announcement of intent to effect an issuance of) any security, or amendment to (or announcement of intent to effect an amendment to) any security that was originally issued before the Issue Date, by the Borrower or any Subsidiary, with any term that is more favorable to the holder of such security than to the Holder in the Transaction Documents, or with a term in favor of the holder of such security that was not similarly provided to the Holder in the Transaction Documents, then (i) the Borrower shall notify the Holder of such additional or more favorable term within three (3) business days of the issuance and/or amendment (as applicable) of the respective security, and (ii) such term, at Holder’s option, shall become a part of the transaction documents with the Holder (regardless of whether the Borrower complied with the notification provision of this Section 3.12). The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion price, conversion price discounts and adjustments, prepayment rate, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, commitment shares, and warrant coverage. If Holder elects to have the term become a part of the transaction documents with the Holder, then the Borrower shall deliver acknowledgment of such adjustment in form and substance reasonably satisfactory to the Holder (the “Acknowledgment”) within three (3) business days of Borrower’s receipt of request from Holder, provided that Borrower’s failure to timely provide the Acknowledgement shall not affect the automatic amendments contemplated hereby.

2.16 Intentionally Omitted.

2.17 Intentionally Omitted.

2.18 Right of First Refusal. So long as the Borrower shall have any obligation under this Note, but in any event, for a period beginning on the Issue Date, and ending no less than eighteen (18) months following the last Tranche advanced hereunder, if the Borrower or any Subsidiary has a bona fide offer of capital or financing from any third party that the Borrower or any Subsidiary intends to act upon, other than an underwritten initial public offering of the Ordinary Shares, then the Borrower must first offer such opportunity to the Holder to provide such capital or financing to the Borrower or Subsidiary on the same terms as each respective third party’s terms. Should the Holder be unwilling or unable to provide such capital or financing to the Borrower or Subsidiary within 10 Trading Days from Holder’s receipt of written notice of the offer (the “Offer Notice”) from the Borrower, then the Borrower or Subsidiary may obtain such capital or financing from that respective third party upon the exact same terms and conditions offered by the Borrower to the Holder, which transaction must be completed within 60 days after the date of the Offer Notice. If the Borrower or Subsidiary does not receive the capital or financing from the respective 3rd party within 60 days after the date of the respective Offer Notice, then the Borrower must again offer the capital or financing opportunity to the Holder as described above, and the process detailed above shall be repeated. The Offer Notice must be sent via electronic mail to dberger@bergerlawpllc.com.

2.19 Audit Rights. Holder to have right to inspect the books and records of the Borrower up to twice per calendar year at Borrower’s expense, at reasonable business hours, at Holder’s sole discretion, provided however, that after the occurrence of an Event of Default, there shall be no limit to the number of times per calendar year that the Holder may exercise these Audit Rights.

2.20 Intentionally Omitted.

2.21 Restrictions on Other Certain Transactions. So long as the Borrower shall have any obligation under this Note and unless approved in writing by the Holder (which such approval not to be unreasonably withheld), the Borrower shall not directly or indirectly: (a) change the nature of its business; (b) sell, divest, change the structure of any material assets of the Borrower or any Subsidiary other than in the ordinary course of business (c) accept Merchant-Cash-Advances in which it sells future receivables at a discount, any other factoring transactions, or similar financing instruments or financing transactions; or (d) Enter into a borrowing arrangement where the Company pays an effective APR greater than 20%.

2.22 Additional Consideration. As a material inducement for the Holder to purchase this Note and to advance the loan pursuant to the terms hereunder, the Borrower agrees (i) to induce EFSH, with respect to each Tranche advanced by the Holder to the Borrower hereunder, to issue to the Holder non convertible preferred shares of EFSH, with a stated value equal to the Principal Amount of such Tranche, and shall induce EFSH to execute any documents necessary to effect such issuance, and provide the Holder with any documents necessary to show ownership of such shares, and (ii) to assign certain accounts receivables to the Holder pursuant to an Assignment and Assumption of Accounts Receivables Agreement entered into between the Borrower and the Holder concurrently herewith.

ARTICLE III. EVENTS OF DEFAULT

It shall be considered an event of default if any of the following events listed in this Article III (each, an “Event of Default”) shall occur:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the Principal Amount hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise, or fails to fully comply with Section 1.10 of this Note.

3.2 Intentionally Omitted.

3.3 Breach of Agreements and Covenants. The Borrower breaches any covenant, agreement, or other term or condition contained in the Transaction Documents, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith.

3.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made in the Transaction Documents, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect when made.

3.5 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

3.7 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.8 Intentionally Omitted.

3.9 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.11 Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

3.12 Financial Statement Restatement. The restatement of any financial statements relating to the Borrower filed by the Borrower’s parent company with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding.

3.13 Intentionally Omitted.

3.14 Cross-Default. The declaration of an event of default and acceleration of the underlying debt by any lender or other extender of credit to the Company under any notes, loans, agreements or other instruments of the Company evidencing any indebtedness of the Company (including those filed as exhibits to or described in the Company’s filings with the SEC), after the passage of all applicable notice and cure or grace periods.

3.15 Intentionally Omitted.

3.16 Intentionally Omitted.

3.17 Intentionally Omitted.

3.18 Intentionally Omitted.

3.19 Intentionally Omitted.

3.20 Intentionally Omitted.

3.21 Intentionally Omitted.

3.22 Rights and Remedies Upon an Event of Default.

(a) Upon the occurrence of any Event of Default specified in this Article III, this Note shall become immediately due and payable, and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Principal Amount then outstanding plus accrued interest (including any Default Interest) through the date of full repayment multiplied by 135% (collectively the “Default Amount”), as well as all costs, including, without limitation, legal fees and expenses, of collection, all without demand, presentment or notice, all of which hereby are expressly waived by the Borrower. Holder may, in its sole discretion, determine to accept payment part in Common Stock and part in cash. For purposes of payments in Common Stock, the conversion formula set forth in Section 1.2 shall apply as well as all other provisions of this Note. The Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

(b) Upon the occurrence and during the continuation of an Event of Default, Borrower shall incur a monthly monitoring fee (“Monitoring Fee”) in the amount of ten thousand Dollars ($10,000) per month commencing in the month in which the Event of Default occurs and continuing until the Event of Default is cured in order to cover the Holder’s costs of monitoring and legal expenses and other expenses incurred by Holder.

ARTICLE IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies of the Holder existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

1847 Cabinets Inc.

590 Madison Avenue, 21st Floor
New York, NY 10022

Attention: Ellery Roberts

e-mail: info@1847holdings.com

If to the Holder:

Breadcrumbs Capital LLC

c/o Interstate Agent Services, LLC,
501 Silverside Road, Suite 102,

Wilmington, DE 19809

e-mail: dberger@bergerlawpllc.com

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. The Borrower shall not assign this Note or any rights or obligations hereunder without the prior written consent of the Holder. The Holder may assign its rights hereunder to any “accredited investor” (as defined in Rule 501(a) of the 1933 Act) in a private transaction from the Holder or to any of its “affiliates”, as that term is defined under the 1934 Act, without the consent of the Borrower. Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6 Governing Law; Venue; Attorney’s Fees. This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note or any other agreement, certificate, instrument or document contemplated hereby shall be brought only in the state courts located in the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware. The Borrower hereby irrevocably waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The prevailing party in any action or dispute brought in connection with this the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

4.7 Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding Principal Amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

4.8 Transaction Documents. The Company and the Holder shall be bound by the applicable terms of the Transaction Documents entered into in connection herewith and therewith.

4.9 Intentionally Omitted.

4.10 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.11 Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and all the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

4.12 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments which under the applicable law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under the applicable law in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by applicable law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the Issue Date, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by this the Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder’s election.

4.13 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law (including any judicial ruling), then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

4.14 Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price, Conversion Amount, any prepayment amount or Default Amount, Issue, Closing or Maturity Date, the closing bid price, or fair market value (as the case may be) or the arithmetic calculation of the Conversion Price or the applicable prepayment amount(s) (as the case may be), the Borrower or the Holder shall submit the disputed determinations or arithmetic calculations via facsimile (i) within one (1) Trading Day after receipt of the applicable notice giving rise to such dispute to the Borrower or the Holder or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Borrower are unable to agree upon such determination or calculation within one (1) Trading Day of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Borrower or the Holder, then the Borrower shall, within one (1) Trading Day, submit (a) the disputed determination of the Conversion Price, the closing bid price, the or fair market value (as the case may be) to an independent, reputable investment bank selected by the Borrower and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Price, Conversion Amount, any prepayment amount or Default Amount, to an independent, outside accountant selected by the Holder that is reasonably acceptable to the Borrower. The Borrower shall cause at its expense the investment bank or the accountant to perform the determinations or calculations and notify the Borrower and the Holder of the results no later than one (1) Trading Day from the time it receives such disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation shall be binding upon all parties absent demonstrable error.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Note to be signed in its name by its duly authorized officer on June 28, 2024.

BORROWER

1847 CABINET INC.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

HIGH MOUNTAIN DOOR & TRIM INC.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

SIERRA HOMES LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

KYLE’S CUSTOM WOOD SHOP, INC.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

LENDER

BREADCRUMBS CAPITAL LLC

By:	/s/ Yechiel Kopelowitz
Name:	Yechiel Kopelowitz
Title:	Officer